UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2009
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Indemnification Agreements
     On October 5, 2009, UCBH Holdings, Inc. and United Commercial Bank (herein collectively referred to as the “Company”) each entered into their respective standard Indemnification Agreement with Mr. Keith O. Fukui, who was appointed Acting Senior Vice President and Corporate Controller on October 1, 2009. Mr. Fukui’s appointment of Corporate Controller is subject to final regulatory approval. Prior to this appointment, Mr. Fukui had served as Senior Vice President and Chief Accounting Officer of United Commercial Bank.
     The form of the Indemnification Agreement for UCBH Holdings, Inc. and the form of the Indemnification Agreement for United Commercial Bank are furnished as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. In general, the respective Indemnification Agreements require UCBH Holdings, Inc. and United Commercial Bank to indemnify and hold harmless the officer to the fullest extent authorized by, in the case of UCBH Holdings, Inc., Delaware corporate law or, in the case of United Commercial Bank, California law, and to provide indemnification against third-party proceedings, subject to certain exceptions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Form of Indemnification Agreement of UCBH Holdings, Inc.
10.2	Form of Indemnification Agreement of United Commercial Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: October 9, 2009	By:	/s/ Dennis A. Lee
Dennis A. Lee
Senior Vice President and Corporate Counsel